                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 14A



                    INFORMATION REQUIRED IN PROXY STATEMENT



                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:


[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material under Rule 14a-12


                         BARRETT RESOURCES CORPORATION
                (Name of Registrant as Specified in its Charter)



   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

Barrett Resources Corporation

news release

FOR IMMEDIATE RELEASE


CONTACT:
Frank Keller/Robert Howard         Paul Verbinnen/David Reno/Jonathan Gasthalter
Barrett Resources                  Citigate Sard Verbinnen
303-572-3900                       212-687-8080

                  Barrett Resources Receives Favorable Ruling

              From Colorado Oil and Gas Conservation Commission

                 Reports Increased Proved Gas and Oil Reserves

Denver, Colo., April 24, 2001 -- Barrett Resources Corporation (NYSE: BRR) announced the Colorado Oil and Gas Conservation Commission ruled yesterday to approve 20-acre increased density drilling covering 16,000 acres of Federal lands in the Piceance Basin. This ruling allows the Company to add 212 billion cubic feet ("Bcf") of proved gas reserves from 202 additional well locations in the Piceance Basin.

Including the increased well density in the Piceance Basin and other additions resulting from on-going drilling activities, the Company's total proved gas and oil reserves are 2.1 trillion cubic feet of gas equivalents ("Tcfe") as of April 30, 2001, an increase of 53 percent from December 31, 2000. The incremental proved reserves have been reviewed by the Company's independent reservoir engineers and consist of 645 Bcf and 54 Bcf of gas reserves in the Piceance and Powder River Basins, respectively, and 37 Bcfe of oil and gas reserves in the Uinta Basin. Natural gas accounts for 96 percent of the Company's proved reserves.

"These reserve additions demonstrate the inherent quality of our core holdings in the Rocky Mountains and the success of our exploration and development strategy," commented Peter Dea, Chairman and Chief Executive Officer. "The Board of Directors' recognition of Barrett's high quality asset base was a factor in its decision to reject Shell Oil Company's unsolicited offer of $55 per share as inadequate and to pursue a process to maximize shareholder value. That previously announced process is proceeding expeditiously. We are committed to attaining a full appreciation of our assets for our shareholders."

Following yesterday's action by the Colorado Oil and Gas Conservation Commission, a total of 29,000 acres in the Piceance Basin has been approved for development on 20-acre density, an area that represents less than 20 percent of the Company's total net acreage position in this Basin. In addition to the 212 Bcf of gas reserves added as a direct result of the latest Commission ruling, Barrett has booked an incremental 433 Bcf of gas reserves associated with a combination of 40-acre and 20-acre locations. The booking of these reserves is based on an acceleration of drilling activity resulting from an internal review process begun several months ago. The Company is currently developing Piceance reserves with a five rig drilling program that is scheduled to expand throughout the year.

In the Powder River Basin, on-going development and further evaluation of the Company's coal bed methane acreage position provided a 54 Bcf increase in proved gas reserves. The Powder River Basin reserve additions include the Company's first booking of Big George coal bed methane reserves of 7 Bcf from the All Night Creek pilot. The reserve additions in the Uinta Basin are 5.6 million barrels of oil and 4 Bcf of gas resulting from development of 80-acre locations during 2001.

     Barrett Resources is a Denver-based independent natural gas and oil exploration and production company that is also involved in gas gathering, marketing and trading activities. Barrett's properties are focused primarily in the Rocky Mountain region of Colorado, Wyoming and Utah, the Mid-Continent area of Kansas, and Oklahoma and the Gulf of Mexico region of offshore Texas and Louisiana. For additional information about Barrett, please visit our Web site at www.brr.com.

Forward-Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements include the Company's current views with respect to future events, financial performance, Board decisions with respect to modifying the process described herein, and expectations of responses by potential qualified parties. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

IN RESPONSE TO THE TENDER OFFER COMMENCED BY SHELL OIL COMPANY THROUGH ITS INDIRECT WHOLLY OWNED SUBSIDIARY SRM ACQUISITION COMPANY ON MARCH 12, 2001, BARRETT RESOURCES CORPORATION HAS FILED WITH THE SEC ITS RECOMMENDATION TO STOCKHOLDERS REGARDING THE TENDER OFFER.

IN RESPONSE TO ANY CONSENT SOLICITATION THAT MAY BE COMMENCED BY SHELL AND SRM ACQUISITION, BARRETT WILL FILE WITH THE SEC A CONSENT REVOCATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS THAT MAY BE PREPARED BY BARRETT IN RESPONSE TO SHELL'S CONSENT SOLICITATION. BARRETT HAS FILED WITH THE SEC A PRELIMINARY CONSENT REVOCATION STATEMENT AND OTHER SOLICITATION MATERIALS IN RESPONSE TO A PRELIMINARY CONSENT SOLICITATION STATEMENT FILED BY SHELL WITH THE SEC. INVESTORS ARE STRONGLY ADVISED TO READ ANY DEFINITIVE CONSENT REVOCATION STATEMENT, IF AND WHEN IT IS FILED AND BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. ANY

DEFINITIVE CONSENT REVOCATION STATEMENT WOULD BE FILED BY BARRETT WITH THE SEC.

STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF ANY DEFINITIVE CONSENT REVOCATION STATEMENT (IF AND WHEN FILED AND AVAILABLE) AND OTHER RELEVANT DOCUMENTS ON THE SEC'S WEB SITE AT WWW.SEC.GOV. ANY DEFINITIVE CONSENT REVOCATION STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE BY DIRECTING A REQUEST TO BARRETT RESOURCES CORPORATION-- INVESTOR RELATIONS AT
(303) 572-3900.

                     CERTAIN INFORMATION REGARDING PERSONS
                     WHO MAY BE DEEMED TO BE PARTICIPANTS

IN ADDITION, THE IDENTITY OF PEOPLE WHO, UNDER SEC RULES, MAY BE CONSIDERED PARTICIPANTS IN THE SOLICITATION OF CONSENT REVOCATIONS FROM BARRETT STOCKHOLDERS AND SUCH PERSONS' HOLDINGS OF BARRETT COMMON STOCK ARE CONTAINED IN BARRETT'S PRELIMINARY CONSENT REVOCATION STATEMENT FILED WITH THE SEC UNDER REGULATION 14A.

                                     # # #